UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

October 12, 2018

Date of report (Date of earliest event reported)

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Iovance Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36860	75-3254381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Skyway Road, Suite 150 San Carlos, California (Address of principal executive offices)	94070 (Zip Code)

Registrant's telephone number, including area code (650) 260-7120

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On October 11, 2018, Iovance Biotherapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC as sole book-running manager (the “Underwriter”), relating to the issuance and sale in a public offering of 22,000,000 shares (the “Shares”) of the Company’s common stock to the Underwriter (the “Offering”). The Shares were sold at a price to the public of $9.97 per Share and were purchased by the Underwriter from the Company at a price of $9.3718 per Share. The Company also granted the Underwriter a 30-day option to purchase up to 3,300,000 additional Shares of its common stock at the public offering price, less underwriting discounts and commissions. The net proceeds to the Company from the Offering, excluding any exercise by the Underwriter of their 30-day option to purchase additional shares, are expected to be approximately $205.7 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on or about October 16, 2018, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-227241), and an additional registration statement filed pursuant to Rule 462(b) (File No. 333-225768), which became effective when filed, and an accompanying prospectus, previously filed by the Company with the Securities and Exchange Commission (the “SEC”), and declared effective by the SEC on October 3, 2018, and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement is attached as Exhibit 1.1 hereto, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

On October 11, 2018, the Company issued a press release announcing that it had commenced the Offering. On October 12, 2018, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Neither the disclosures on this Current Report on Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “projects,” “intends,” “estimates,” and other words of similar meaning. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Readers should carefully consider any such statement and should understand that many factors could cause actual results to differ from these forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated October 11, 2018
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
99.1	Press Release dated October 11, 2018
99.2	Press Release dated October 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iovance Biotherapeutics, Inc.

Dated: October 12, 2018	By: /s/ Maria Fardis
Name: Maria Fardis
Title: Chief Executive Officer